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                                                                  EXHIBIT 21.1



                                Jurisdiction            Other Name(s) Under
                                     of                  Which Subsidiary
Name of Subsidiary              Organization              Does Business
------------------              ------------            -------------------
Enstar Financial Services, Inc.    Florida                      N/A